Exhibit 99.1

        Montpelier Re Reports Net Income of $112.5 Million for
              Second Quarter 2003; Diluted EPS of $1.66
                       for Second Quarter 2003


    HAMILTON, Bermuda--(BUSINESS WIRE)--July 24, 2003--Montpelier Re Holdings Ltd. (NYSE - MRH) today reported net income of $112.5 million, or $1.66 diluted earnings per share, for the three months to June 30, 2003 and net income of $216.3 million, or $3.24 diluted earnings per share, for the first six months of 2003. Net unrealized gains on investments and hedging transactions were $4.2 million for the quarter and $3.4 million for the year to date. Comprehensive income was $116.7 million for the quarter, or $1.72 diluted comprehensive income per share, and $219.7 million or $3.29 diluted comprehensive income per share.
    Book value per share at June 30, 2003, on a fully converted basis
(1), was $22.42, an increase of $1.61 or 7.7% in the second quarter of 2003 and an increase of $3.03 or 15.6% in the six months to June 30, 2003. In the twelve months to June 30, 2003, fully converted book value per share increased by 28.0% from $17.51 to $22.42.
    Anthony Taylor, President and CEO, commented: "Montpelier has followed a strong first quarter in 2003 with an even stronger second quarter. Our overall book of business continued to grow, we were able to develop our portfolio of risks to an even greater degree, and we have diversified further by taking advantage of opportunities in areas in which we have competitive strengths."
    Mr. Taylor further stated: "Montpelier is starting to come into its stride. The first 18 months of operations have produced exceptional returns, but throughout that period, we have been continually refining our business model. We have built on our wide range of relationships in the US, London and International markets with the objective of creating a platform which will enable us to maintain above average performance in future years. Our aim remains to produce favorable results over the long term and we look ahead with a great deal of optimism."
    Tom Kemp, Chief Financial Officer, noted: "In terms of financial results, the second quarter was clearly very encouraging. More important, however, is the underlying trend in the development of our business. Montpelier Re is becoming increasingly recognized as one of the key lead markets, the innovative reputation of our underwriting team is growing, and our modeling and capital allocation capabilities are among the most sophisticated in the industry."
    Gross premiums written and net premiums earned were broadly in line with expectations, with the notable exception of reinstatement premiums which have been negligible in 2003 so far, reflecting the low level of loss activity. We purchased a modest amount of retrocessional protection in the quarter.
    The total investment return for the first six months of the year, including realized and unrealized investment gains, was 2.1%, or an annualized return of 4.2%. Reinvestment returns remain at challenging levels due to low prevailing interest rates. We added a small amount of quoted equities to our portfolio in the second quarter of the year. In total, equities comprise approximately 4% of our investment portfolio.
    In the lines of business written by Montpelier, at the levels at which Montpelier participates, loss experience was very light both in the second quarter and in the year to date. The loss ratio was 17.3% for the quarter and 21.7% for the six months to June 30, 2003. We released $14.3 million of 2002 accident year reserves due to positive loss development in the second quarter of 2003, reducing the loss ratio in the quarter by approximately 8%.
    General and administrative expenses for the quarter include an accrual of $1.0 million for costs relating to the secondary offering by shareholders of 8.05 million common shares of the Company commenced in late June. Montpelier did not receive any of the proceeds from the sale by shareholders of the common shares in the offering.
    In the three months to June 30, 2003, total capital grew by $117.6 million to $1.62 billion.

    Note:

    (1) Fully Converted Book Value Per Share is a non-GAAP measure based on total shareholders' equity plus the assumed proceeds from the exercise of outstanding dilutive options and warrants of $168.1 million, divided by the sum of shares, options and warrants outstanding (assuming their exercise) of 73,261,760 shares at June 30, 2003. The Company believes this to be the best single measure of the return made by its shareholders as it takes into account the effect of all dilutive securities.

    Earnings Conference Call:

    Montpelier Re executives will conduct a conference call, including a question and answer period, on Friday, July 25th at 9:00 a.m. Eastern Time. The presentation will be available via a live audio webcast accessible through the Company's investor section of its website at www.montpelierre.bm, or via telephone by dialing (888) 482-0024 (toll-free) or (617) 801-9702 (international) and entering the pass code: 33390516. A telephone replay of the conference call will be available through July 31st, 2003 by dialing 888-286-8010 (toll-free) or 617-801-6888 (international) and entering the pass code: 68323109.

    Montpelier Re Holdings Ltd. is the holding company of Montpelier Reinsurance Ltd - a leading provider of reinsurance for the global insurance market based in Hamilton, Bermuda. Montpelier Reinsurance Ltd. is rated "A" (Excellent) by A.M. Best Company and "A3" (Good) by Moody's Investors Service.

    Application of the Safe Harbor of the Private Securities
Litigation Reform Act of 1995:

    This press release contains, and Montpelier may from time-to-time make, written or oral "forward-looking statements" within the meaning of the U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
    All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside Montpelier's control that could cause actual results to differ materially from such statements. Important events that could cause the actual results to differ include, but are not necessarily limited to, market conditions affecting Montpelier's common share price; the requesting shareholders' ability to revoke the registration request; our short operating and trading history; our dependence on principal employees; the cyclical nature of the reinsurance business; the levels of new and renewal business achieved; the possibility of severe or unanticipated losses from natural or man-made catastrophes; the impact of terrorist activities on the economy; competition in the reinsurance industry and rating agency policies and practices. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Montpelier's Annual Report on Form 10-K for the year ended December 31, 2002, each filed with the Securities and Exchange Commission. Montpelier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.



                      MONTPELIER RE HOLDINGS LTD.
                      CONSOLIDATED BALANCE SHEETS
            (millions, except share and per share amounts)

                                               June        December
                                                30,           31,
                                               2003          2002
                                            ----------    ----------
Assets

Investments and cash:
Fixed maturities, available for sale, at
 fair value                                 $ 1,616.9     $ 1,354.8
Equity investments, available for sale, at
 fair value                                      14.0             -
Equity investment, unquoted, at estimated
 fair value                                      63.7          63.7
Cash and cash equivalents, at fair value        211.9         162.9
                                            ----------    ----------

Total investments and cash                    1,906.5       1,581.4

Unearned premium ceded                           33.7           3.8
Reinsurance premiums receivable                 331.7         147.2
Funds withheld                                    1.6          20.5
Deferred acquisition costs                       76.3          44.9
Reinsurance recoverable                          12.2          16.6
Accrued investment income                        15.9          13.1
Deferred financing costs                          1.0           1.3
Other assets                                      3.7           5.1
                                            ----------    ----------

Total Assets                                $ 2,382.6     $ 1,833.9
                                            ==========    ==========

Liabilities

Loss and loss adjustment expense reserves   $   203.5     $   146.1
Unearned premium                                435.6         241.0
Reinsurance balances payable                     26.6           2.5
Investment trades pending                        78.9          34.3
Long-term debt                                  150.0         150.0
Accounts payable, accrued expenses and other
 liabilities                                     13.9           7.5
                                            ----------    ----------

    Total Liabilities                           908.5         581.4
                                            ----------    ----------

Shareholders' equity
Common voting shares and Additional paid-in
 capital                                      1,128.5       1,126.5
Accumulated other comprehensive income           38.9          35.6
Retained earnings                               306.7          90.4
                                            ----------    ----------

    Total Shareholders' Equity                1,474.1       1,252.5
                                            ----------    ----------

Total Liabilities and Shareholders' Equity  $ 2,382.6     $ 1,833.9
                                            ==========    ==========

Common voting shares outstanding (000's)       63,393 sh     63,393 sh

Common voting and common equivalent shares
 outstanding (000's)                           73,262        73,262

Book value per share:

    Basic book value per common voting
     share                                  $   23.25     $   19.76
                                            ==========    ==========
    Fully converted book value per common
     voting and common equivalent share     $   22.42     $   19.39
                                            ==========    ==========


                      MONTPELIER RE HOLDINGS LTD.
    CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                 (millions, except per share amounts)


                           Three       Three        Six         Six
                           months     months       months      months
                             to         to           to          to
                          June 30,    June 30,    June 30,    June 30,
                            2003        2002        2003        2002
                          --------   ---------   ---------   ---------
Revenues:

  Gross premiums written  $ 194.0    $  136.3    $  560.6    $  340.0
  Reinsurance premiums
   ceded                     (7.4)       (4.5)      (41.7)      (18.8)
                          --------   ---------   ---------   ---------
  Net premiums written      186.6       131.8       518.9       321.2
  Change in net unearned
   premiums                 (12.3)      (50.4)     (159.9)     (203.2)
                          --------   ---------   ---------   ---------
  Net premiums earned       174.3        81.4       359.0       118.0
  Net investment income      11.7        10.9        23.4        18.6
  Net realized gains on
   investments                4.6         1.0         9.3         1.5
  Net foreign exchange
   gains (losses)            (1.5)        0.4        (0.2)        0.4
                          --------   ---------   ---------   ---------

      Total revenues        189.1        93.7       391.5       138.5

 Expenses:

  Loss and loss adjustment
   expenses                  30.1        39.0        77.8        53.3
  Acquisition costs          33.8        14.7        74.8        21.2
  General and
   administrative expenses   11.9         5.8        20.8        10.1
  Interest on long-term
   debt                       0.8         1.1         1.8         2.1
                          --------   ---------   ---------   ---------
      Total expenses         76.6        60.6       175.2        86.7

  Income before taxes       112.5        33.1       216.3        51.8

  Income tax expense            -           -           -           -
                          --------   ---------   ---------   ---------
 Net income               $ 112.5    $   33.1    $  216.3    $   51.8
                          --------   ---------   ---------   ---------

  Other comprehensive
   income items               4.2        23.5         3.4         9.9

                          --------   ---------   ---------   ---------
 Comprehensive income     $ 116.7    $   56.6    $  219.7    $   61.7
                          ========   =========   =========   =========

 Earnings per share:

  Basic earnings per
   share                  $  1.77    $   0.63    $   3.41    $   0.99
  Diluted earnings per
   share                  $  1.66    $   0.63    $   3.24    $   0.99

  Basic comprehensive net
   income per share       $  1.84    $   1.08    $   3.47    $   1.18
  Diluted comprehensive
   net income per share   $  1.72    $   1.08    $   3.29    $   1.18

 Insurance ratios:

  Loss ratio                 17.3%       47.9%       21.7%       45.2%
  Expense ratio              26.2%       25.0%       26.5%       26.5%
  Combined ratio             43.4%       73.0%       48.2%       71.7%


                      MONTPELIER RE HOLDINGS LTD.
             FULLY CONVERTED BOOK VALUE PER COMMON VOTING
                      AND COMMON EQUIVALENT SHARE
            (millions, except share and per share amounts)

                                     June 30,           December 31,
                                       2003                 2002
                                   ------------         ------------
Numerator (in millions):

shareholders' equity               $   1,474.1          $   1,252.5
proceeds from assumed exercise of
 outstanding warrants                    122.0                122.0
proceeds from assumed exercise of
 outstanding options                      46.1                 46.1
                                   ------------         ------------

    Book value numerator           $   1,642.2          $   1,420.6
                                   ============         ============

Denominator (in shares):

common voting shares outstanding    63,392,600 sh        63,392,600 sh
shares issuable upon exercise of
 outstanding warrants                7,319,160 sh         7,319,160 sh
shares issuable upon exercise of
 outstanding options                 2,550,000 sh         2,550,000 sh

    Book value denominator          73,261,760 sh        73,261,760 sh


Fully converted book value per
 common voting and common equivalent
 share                             $     22.42          $     19.39



                      MONTPELIER RE HOLDINGS LTD.
        DILUTED EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
            (millions, except share and per share amounts)



                                   Three Months         Three Months
                                      Ended                Ended
                                     June 30,             June 30,
                                       2003                 2002
                                   ------------         ------------
Basic earnings per common share:

Net income available to common
 shareholders                      $     112.5          $      33.1
Weighted average common shares
 outstanding - Basic                63,392,600 sh        52,440,000 sh
                                   ------------         ------------

    Basic earnings per common
     share                         $      1.77          $      0.63
                                   ============         ============


Diluted earnings per common and
 common equivalent share:

Net income available to common
 shareholders                      $     112.5          $      33.1
Weighted average common shares
 outstanding - Basic                63,392,600 sh        52,440,000 sh
Dilutive effect of warrants          3,590,734 sh           153,313 sh
Dilutive effect of share options       794,622 sh            10,682 sh
                                   ------------         ------------
Weighted average common and common
 equivalent shares outstanding -
 Diluted                            67,777,956 sh        52,603,995 sh
                                   ------------         ------------

    Diluted earnings per common and
     common equivalent share       $      1.66          $      0.63
                                   ============         ============



                                    Six Months           Six Months
                                      Ended                Ended
                                     June 30,             June 30,
                                       2003                 2002
                                   ------------         ------------
Basic Earnings per common share:

Net income available to common
 shareholders                      $     216.3          $      51.8
Weighted average common shares
 outstanding - Basic                63,392,600 sh        52,440,000 sh
                                   ------------         ------------

    Basic earnings per common
     share                         $      3.41          $      0.99
                                   ============         ============

Diluted earnings per common share
 and common equivalent share:

Net income available to common
 shareholders                      $     216.3          $      51.8
Weighted average common shares
 outstanding - Basic                63,392,600 sh        52,440,000 sh
Dilutive effect of warrants          2,899,244 sh             6,731 sh
Dilutive effect of share options       519,037 sh               469 sh
                                   ------------         ------------
Weighted average common and common
 equivalent shares outstanding -
 Diluted                            66,810,881 sh        52,447,200 sh
                                   ------------         ------------

    Diluted earnings per common and
     common equivalent share       $      3.24          $      0.99
                                   ============         ============


    CONTACT: Montpelier Re Holdings Ltd., Hamilton
             Media and Investor Relations: Keil Gunther, 441-296-5550